Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Commonwealth Income & Growth Fund VII, LP of our report dated June 2, 2008 relating to the February 29, 2008 and February 28, 2007 consolidated financial statements of Commonwealth Capital Corp. and Subsidiaries, which appear in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
December 19, 2008